UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2011 (March 4, 2011)

Lightstone Value Plus Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Distribution Declaration

On March 4, 2011, the Board of Directors of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) declared a distribution for the three-month period ending March 31, 2011. The distribution will be calculated based on shareholders of record each day during this three-month period at a rate of $0.00178082191 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a share price of $10.00. The distribution will be paid in cash on April 15, 2011 to shareholders of record as of March 31, 2011.  The shareholders have an option to elect the receipt of shares under our Distributions Reinvestment Program.

The amount of distributions to be distributed to our stockholders in the future will be determined by our Board of Directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code.

Option Agreement to Acquire an Interest in Festival Bay Mall

On December 8, 2010, FB Orlando Acquisition Company, LLC (the “Owner”), a previously wholly owned entity of David Lichtenstein (“Lichtenstein”), who does business as the Lightstone Group and is the sponsor of the Company, acquired Festival Bay Mall (the “Property”) for cash consideration of approximately $25.0 million (the “Contract Price”) from BT Orlando LP, an unrelated third party seller. Ownership of the Owner will be transferred to the A.S. Holdings LLC (“A.S. Holdings”), a wholly-owned entity of Lichtenstein, on or about June 4, 2011 (the “Transfer Date”) pursuant to the terms of a transfer and exchange agreement between various entities, including a qualified intermediary.

On March 4, 2011, the Company, through Lightstone Value Plus REIT II LP, its operating partnership (the “Operating Partnership”), entered into an agreement with A.S. Holdings, providing the Operating Partnership an option to acquire a membership interest of up to 10% in A.S. Holdings.  The option is exercisable in whole or in part, up to two times, by the Operating Partnership at any time, but in no event later than June 30, 2012.  Although the option may be exercised immediately, if it is exercised in whole or in part before the Transfer Date, the closing on the acquisition of the applicable membership interests in A.S. Holdings will occur within 10 business days after the Transfer Date.

The Property, which opened in 2003, consists of an approximately 751,000 square foot enclosed mall situated on 139 acres of land located at 5250 International Drive in Orlando close to the convergence of I-4 and the Florida Turnpike.  The Property was built as a hybrid retail center with entertainment, destination retail and traditional in-line mall tenants and its current anchor tenants include Bass Pro Shops Outdoor World, Ron Jon Surf Shop, Sheplers Western Wear and Cinemark 20 Theatres.  As of December 31, 2010, the Property was approximately 66% occupied.  Concurrent with the closing of the acquisition, management of the Property was assumed by Paragon Retail Property Management LLC (“Paragon”), an affiliate of the Company’s sponsor.  Paragon is currently evaluating redevel opment opportunities for the Property.

Potential Acquisition of CP Boston Property

On February 17, 2011, the Company’s sponsor and advisor, the Lightstone Group (the “Buyer”), made a successful auction bid to acquire a 366-room, eight-story, full-service hotel (the “Hotel”) and a 65,000 square foot water park (the “Water Park”), collectively, the “CP Boston Property”, located at 50 Ferncroft Road, Danvers, Massachusetts (part of the Boston “Metropolitan Statistical Area”) from WPH Boston, LLC (the “Seller”) for an aggregate  purchase price of approximately $10.1 million, excluding closing and other related transaction costs.  Pursuant to the terms of the Agreement of Purchase and Sale and Joint Escrow Instructions dated February 17, 2011, between the Buyer and the Seller, the Buyer made an earnest money deposit of approximately $1.0 million on February 18, 2011 representing 10% of the aggregate purchase price and the transaction is expected to close on or about March 21, 2011.

The CP Boston Property, which encompasses 26 acres, is conveniently located 20 miles north of Boston’s Logan Airport and 22 miles north of Boston’s “Central Business District”.  The Hotel was originally built in 1978 and further expanded in 1982 to its current 366 rooms (167 king bedrooms and 199 double bedrooms).  Hotel amenities include: room service dining, restaurants and a lounge, a health and fitness center, spa facilities, housekeeping and laundry services, a business center, game room, a gift shop, and 37,000 square feet of meeting room and ballroom space.  The Hotel currently operates under the “Crowne Plaza” flag pursuant to an existing franchise agreement with InterContinental Hotel Groups.  The Water Park, which opened in 2008, features 65,000 square feet of indoor water park activities, dining and entertainment options.  The Water Park currently operates as a CoCo Key Water Resort under an existing trademark license agreement with WPH CoCo Key, LLC.

On March 4, 2011, the Buyer offered the Company and its other sponsored public program, the Lightstone Value Plus Real Estate Investment Trust, Inc. (“REIT I”), through their respective operating partnerships, the opportunity to purchase, at cost, joint venture ownership interests in LVP CP Boston Holdings, LLC (“the CP Boston Joint Venture”) which will acquire the CP Boston Property through LVP CP Boston, LLC (“LVP CP Boston”), a wholly owned subsidiary, subject to the Buyer obtaining the Seller’s consent.  The Company’s Board of Directors and REIT I’s Board of Directors have approved 20% and 80% participations, respectively, in the CP Boston Joint Venture.

The CP Boston Joint Venture has established a taxable subsidiary, LVP CP Boston Holding Corp. which will enter into an operating lease agreement for the CP Boston Property.  At closing, LVP CP Boston Holding Corp. will also enter into management agreement with an unrelated third party for the management of the Hotel and the Water Park.

The CP Boston Property is being purchased “as is” and it is currently expected that approximately$10.0 million of additional renovations and improvements will be funded proportionately by the owners of CP Boston Joint Venture subsequent to the acquisition.

The Seller is not affiliated with the Company or its affiliates.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: March 9, 2011	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Principal Accounting Officer